Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                          AIM INTERNATIONAL GROWTH FUND

A Special Meeting ("Meeting") of Shareholders of AIM International Growth Fund, an investment portfolio of AIM International Mutual Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008 and adjourned until March 28, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                Withheld/
Matters                                         Votes For    Abstentions**
-------                                        -----------   -------------
(1)* Bob R. Baker...........................   153,739,622      4,187,723
     Frank S. Bayley........................   153,815,961      4,111,384
     James T. Bunch.........................   153,737,863      4,189,482
     Bruce L. Crockett......................   153,730,208      4,197,137
     Albert R. Dowden.......................   153,803,689      4,123,656
     Jack M. Fields.........................   153,891,531      4,035,814
     Martin L. Flanagan.....................   153,846,896      4,080,449
     Carl Frischling........................   153,742,593      4,184,752
     Prema Mathai-Davis.....................   153,843,650      4,083,695
     Lewis F. Pennock.......................   153,720,813      4,206,532
     Larry Soll, Ph.D.......................   153,717,919      4,209,426
     Raymond Stickel, Jr. ..................   153,899,328      4,028,017
     Philip A. Taylor.......................   153,828,055      4,099,290

                                                                  Votes      Withheld/      Broker
                                                  Votes For      Against    Abstentions   Non-Votes
                                                 -----------   ----------   -----------   ----------
(2)* Approve an amendment to the Trust's
     Agreement and Declaration of Trust that
     would permit the Board of Trustees of
     the Trust to terminate the Trust, the
     Fund, and each other series portfolio of
     the Trust, or a share class without a
     shareholder vote.........................   106,130,344   11,324,591    4,370,077    36,102,333

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM International Mutual Funds.

**   Includes Broker Non-Votes.

                                                                Votes      Withheld/      Broker
Matter                                            Votes For    Against    Abstentions    Non-Votes
------                                           ----------   ---------   -----------   ----------
(3)  Approve a new sub-advisory agreement
     between Invesco Aim Advisors, Inc. and
     each of AIM Funds Management, Inc.;
     Invesco Asset Management Deutschland,
     GmbH; Invesco Asset Management Limited;
     Invesco Asset Management (Japan)
     Limited; Invesco Australia Limited;
     Invesco Global Asset Management (N.A.),
     Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco
     Senior Secured Management, Inc.........     40,962,833   1,361,638    1,531,350    16,650,511

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026316.